SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 29, 2004
Date of Report (Date of earliest event reported)

SEQUOIA MORTGAGE FUNDING CORPORATION

(as Depositor with respect to the issuance of Sequoia HELOC Trust 2004-1, HELOC Asset-Backed Notes, Series 2004-1)

Sequoia Mortgage Funding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-115296	91-1771827
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

One Belvedere Place, Suite 320
Mill Valley, CA		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 389-7373

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     In connection with the offering of the Sequoia HELOC Trust 2004-1 Asset-Backed Notes (the “Notes”), Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”) of the Notes, has prepared certain materials (the “Computational Materials”) for distribution to its potential investors. Although Sequoia Mortgage Funding Corporation provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

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Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

	99.1	Computational Materials.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUOIA MORTGAGE FUNDING CORPORATION

By:	/s/ Harold F. Zagunis

Name: Harold F. Zagunis
Title: Secretary

Dated: June 28, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Computational Materials	5